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                                 EXHIBIT 11
                  Computation of Earnings per Common Share


                                 Three Months Ended       Nine Months Ended
                                       June 30,                 June 30,
                              ------------------------  -----------------------
                                  1996         1995         1996        1995
                              -----------   ----------  -----------  ----------
Primary Earnings
 Net income (loss)            $(1,126,000)  $  493,000  $(1,028,000) $1,400,000
                              -----------   ----------  -----------  ----------
                              -----------   ----------  -----------  ----------

Shares
 Weighted average number of
  common shares outstanding    10,104,974   5,697,527    9,309,447   4,234,980

Assumed exercise of options
 and warrants (as determined
  by the application of the
   treasury stock method)              --           --           --     655,514
                              -----------   ----------  -----------  ----------

Weighted average number
 of shares outstanding
  as adjusted                  10,104,974   5,697,527    9,309,447   4,890,494
                              -----------   ----------  -----------  ----------
                              -----------   ----------  -----------  ----------

Primary earnings per common
 share:
  Net income (loss)           $     (0.11)  $     0.09  $     (0.11) $     0.29
                              -----------   ----------  -----------  ----------

Fully Diluted Earnings
 Net income (loss)            $(1,126,000)  $  493,000  $(1,028,000) $1,400,000
                              -----------   ----------  -----------  ----------
                              -----------   ----------  -----------  ----------

Shares
 Weighted average number of
  common shares outstanding    10,104,974   5,697,527    9,309,447   4,890,494

Assuming conversion of
 convertible  preferred stock          --           --      252,121     252,121
                              -----------   ----------  -----------  ----------

Weighted average number of
 common shares outstanding
  as adjusted                  10,104,974   5,697,527     9,561,568   5,142,615
                              -----------   ----------  -----------  ----------
                              -----------   ----------  -----------  ----------

Fully diluted earnings per
 common share:
  Net income (loss)           $    (0.11)   $     0.09  $     (0.11) $     0.27
                              -----------   ----------  -----------  ----------
                              -----------   ----------  -----------  ----------






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